Exhibit 10.17

LOCK-UP AGREEMENT

March __, 2009

Ladies and Gentlemen:

The undersigned is the owner of _____________shares of common stock of Vertex Energy, Inc., a Nevada corporation (“Vertex Nevada”), and options or warrants that are exercisable for up to ____________shares of Vertex Nevada common stock (collectively, the shares of common stock and the shares of common stock issuable upon exercise of the options or warrants, the “Vertex Nevada Common Stock”).  World Waste Technologies, Inc., a California corporation (“WWT”), Vertex Energy, L.P., a Texas limited partnership (“Vertex LP”), and Vertex Merger Sub, LLC., a California limited liability company and wholly owned subsidiary of Vertex Nevada (“Merger Subsidiary”) and Benjamin P. Cowart, as agent of all of the shareholders of Vertex Nevada, are parties to an Amended and Restated Agreement and Plan of Merger, dated as of May 19, 2008 (as amended from time to time, the “Merger Agreement”), effective upon the date of the merger of Merger Subsidiary with WWT in accordance with the terms and conditions of the Merger Agreement (the “Closing Date”).

In order to induce Vertex LP, WWT and Merger Subsidiary to complete the transactions that are described in the Merger Agreement, the undersigned hereby agrees that, during the period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date (the “Lock-Up Period”), the undersigned will not sell, assign, pledge or otherwise transfer any shares of Vertex Common Stock that the undersigned beneficially owns, including (i) all shares of Vertex Common Stock issued pursuant to the Merger Agreement and issuable upon exercise of options and warrants assumed by Vertex Nevada pursuant to the merger, (ii) all shares of Vertex Common Stock that the undersigned may receive as a stock dividend or other distribution on shares of Vertex Common Stock, and (iii) all other securities of Vertex Nevada that the undersigned may receive in a recapitalization or similar transaction (the “Lock-up Shares”), and the undersigned agrees not to take any of the preceding actions, without Vertex Nevada’s prior written consent.  In addition, the undersigned agrees that, during the Lock-Up Period, the undersigned will not engage in (i) any short sale of the Lock-up Shares, (ii) any hedging transaction regarding the Lock-up Shares, or (ii) any grant of a put or call option regarding the Lock-up Shares.

Notwithstanding the foregoing, the undersigned may transfer (i) all or any portion of the Lock-Up Shares commencing on the date that the closing Market Price of the Vertex Common Stock (as defined below) has averaged at least $15.00 per share over a period of 20 consecutive trading days and the daily trading volume over the same 20-day period has averaged at least 7,500 shares; (ii) all or any portion of the Lock-Up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (iii) all or any portion of the Lock-up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further than any such transfer shall not involve a disposition for value, and (iv) in any given three-month period commencing on the one-year anniversary of the Closing Date, up to that number of Lock-Up Shares equal to 5% of the total number of shares Vertex Common Stock then beneficially owned by the undersigned.  For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The term “closing Market Price of the Vertex Common Stock” on any day shall be deemed to be the closing price of the Vertex Common Stock on such day as officially reported by the principal securities exchange in which the shares of Vertex Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Vertex Common Stock is not listed or admitted to trading on any securities exchange, including the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization if Nasdaq is no longer reporting such information. If the closing Market Price of the Vertex Common Stock cannot be determined pursuant to the sentence above, such price shall be determined in good faith (using customary valuation methods) by the Vertex Board of Directors based on the information best available to it.

The undersigned consents to the entry of stop transfer instructions with Vertex’s transfer agent and registrar against the transfer of shares of Vertex Common Stock except in compliance with the preceding provisions of this letter agreement.  The undersigned also consents to the placement of the following legend on any and all stock certificates that evidence the shares of Vertex Common Stock that are the subject of this letter agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, DATED AS OF MARCH __, 2009.  A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED  AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Nothing in this Agreement shall affect any other contractual lock-up agreement to which the undersigned may currently be a party.  This letter agreement is irrevocable and is binding upon the personal representative, heirs and assigns of the undersigned.  The letter agreement automatically will terminate upon abandonment of the transactions described in the Merger Agreement.

Very truly yours,
Name of Shareholder
Authorized Signature
Title (if the shareholder is not an individual)
ACCEPTED: VERTEX ENERGY, INC. By: __________________________________ Name: ____________________________ Title: ____________________________